ATTACHMENT 1

To Schedule A dated November 29, 2006 of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Life Advisers, LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES EFFECTIVE FROM MAY 1, 2006, THROUGH APRIL 30, 2008

FUND                                                          FLAT RATE                   BREAKPOINT RATE
AZL Dreyfus Premier Small Cap Value Fund...................      0.85%
AZL First Trust Target Double Play Fund....................     0.45%*
                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                                FIRST $100M            THEREAFTER
AZL Jennison 20/20 Fund.................................................           0.80%                  0.70%

AZL Legg Mason Growth Fund.................................      0.80%
AZL Oppenheimer Developing Markets Fund....................      0.95%
AZL Oppenheimer Global Fund................................      0.80%
AZL Oppenheimer Main Street Fund...........................      0.75%
AZL TargetPLUS Equity Fund.................................     0.45%*
                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                             FIRST $100M    NEXT $150M     THEREAFTER
AZL Van Kampen Aggressive Growth Fund...................................        0.80%          0.75%          0.80%

                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                             FIRST $100M    NEXT $400M     THEREAFTER
AZL Van Kampen Comstock Fund............................................        0.75%          0.70%          0.65%

AZL Van Kampen Equity and Income Fund......................      0.70%

                                                                                AVERAGE NET ASSETS IN MILLIONS (M)
                                                                                FIRST $100M            THEREAFTER
AZL Van Kampen Growth and Income Fund...................................           0.675%                0.650%
AZL Van Kampen Mid Cap Growth Fund......................................           0.800%                0.750%

AZL Van Kampen Strategic Growth Fund.......................      0.75%
*        Effective from Fund inception through April 30, 2008

Date: November 29, 2006
                                Allianz Variable Insurance Products Trust

                                   By:   /s/ Jeffrey Kletti

                                       Name: Jeffrey Kletti

                                           Title: President


                                 Allianz Life Advisers, LLC

                                      By:  /s/ Brian Muench

                                         Name: Brian Muench

                                      Title: Vice President